Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE DISTRIBUTION

ALLIANCE BANK, N.A. PARTICIPATING IN

FDIC’S TRANSACTION ACCOUNT GUARANTEE PROGRAM

SYRACUSE, NY, December 19, 2008 — Alliance Financial Corporation (NASDAQ:ALNC) announced that Alliance Bank, N.A. is participating in the Federal Deposit Insurance Corporation’s (FDIC) Transaction Account Guarantee Program (TAGP). Under that program, in effect through December 31, 2009, all non-interest-bearing transaction accounts are fully guaranteed by the FDIC for the entire amount in the account. Coverage under the TAGP is in addition to and separate from the coverage available under the FDIC’s general deposit insurance rules.

“Alliance’s strength and stability are the primary protections for our depositors. The FDIC’s Transaction Account Guarantee Program provides our depositors an additional level of assurance,” said Jack H. Webb, Chairman, President and Chief Executive Officer of Alliance Financial Corporation and Chairman and President of Alliance Bank.

Both Alliance Financial Corporation and Alliance Bank, N.A. are headquartered in Syracuse, NY. Alliance Bank, N.A. with approximately $1.3 billion in assets, has 29 locations in Cortland, Madison, Oneida, Onondaga and Oswego Counties, providing a full range of personal and business banking and investment management services.

Contact:	Alliance Financial Corporation
	J. Daniel Mohr, Treasurer and CFO	(315) 475-4478

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